EXHIBIT 99.1

The Joint Corp. Reports First Quarter 2020 Financial Results

- Grows System-Wide Sales 24% and Comp Sales 15%, Compared to Q1 2019 -
- Increases Total Clinic Count to 530 -
- Sells 24 Franchise Licenses -

SCOTTSDALE, Ariz., May 07, 2020 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager and franchisor of chiropractic clinics, reported its financial results for the first quarter ended
March 31, 2020.

First Quarter Financial Highlights: 2020 Compared to 2019

  Increased system-wide sales1 24%, to $60.6 million.
  Grew system-wide comp sales2 15%.
  Reported quarterly net income of $815,000, compared to $953,000.
  Increased Adjusted EBITDA of $1.7 million, compared to $1.6 million.

First Quarter 2020 Operating Achievements

  Sold 24 franchise licenses, compared to 30 sold in first quarter of 2019.
  Increased total clinic count to 530 as of March 31, 2020, up from 513 at December 31, 2019.
    469 franchised clinics: Opened 16 during the quarter.
    61 company-owned or managed clinics: Opened 1 greenfield in February.

“Given our robust unit growth and focus on operational improvements over the past four years, we are better prepared to manage the uncertainty related to COVID-19,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “Chiropractic care is viewed by most states’ directives as an essential healthcare service, and we are committed to remaining open wherever and whenever it is possible. At the end of April, approximately 90% of our clinics were open, treating our patients.

“Strong growth momentum continued for first two- and one-half months of 2020.  As a result, we increased gross system-wide sales, grew revenue, opened 17 clinics and sold 24 franchise licenses during the first quarter of 2020. Since the outbreak of COVID-19, our core patient base remains engaged and appreciative that we are open. Member attrition has been fairly stable. While new patient conversion is up, we have experienced a significant drop in our new patient counts compared to prior periods. In April 2020, we maintained approximately 60% of our expected patient visits, reflecting the importance of chiropractic to our patients; however, gross sales are down over 30% compared to pre-COVID-19 expectations. Given today’s uncertainties, we are preserving our cash liquidity by deferring capital expenditures, slowing the pace of our corporate clinic expansion, negotiating with landlords for rent abatements, and analyzing other opportunities to reduce costs.

“While no one can accurately predict the full impact of this pandemic, we believe that people will continue to seek more noninvasive, holistic ways in which to manage their pain and we will be ready to treat them. We are confident in the long-term viability and the value proposition of our business model,” concluded Holt.

First Quarter Financial Results: 2020 Compared to 2019

Revenue was $13.6 million in the first quarter of 2020, compared to $10.7 million in the first quarter of 2019, reflecting a greater number of clinics and increased gross sales at both franchised and company-owned or managed clinics.

Cost of revenue was $1.5 million, compared to $1.2 million in the first quarter of 2019, reflecting the success of the RD program resulting in increased commissions and royalties.

Selling and marketing expenses were $2.1 million, compared to $1.5 million in the first quarter of 2019, resulting from a greater number of company-owned or managed clinics. General and administrative expenses were $8.7 million, compared to $6.6 million in the first quarter of 2019, primarily due to an increase in payroll and related expenses to support revenue growth and the increased clinic count.

Net income was $815,000, or $0.06 per diluted share, compared to $953,000, or $0.07 per diluted share, in the first quarter of 2019.

Adjusted EBITDA was $1.7 million, compared to $1.6 million in the prior year quarter. The company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income before net interest, tax expense, depreciation, and amortization expenses.

Balance Sheet Liquidity
Unrestricted cash was $10.7 million at March 31, 2020, compared to $8.5 million at December 31, 2019, reflecting the $2.0 million drawn on the revolving line of credit with J.P. Morgan Chase Bank N.A. The $5.5 million developmental line of credit can only be accessed for development, not for general corporate purposes.  The accordion feature related to the revolving facility is uncommitted, and, therefore, is not unable to be utilized it at this time.  At March 31, 2020, the company did not have any other debt financing available. In April, the company secured a $2.7 million loan through J.P. Morgan Chase Bank under the CARES Act U.S. Small Business Administration Payroll Protection Program, bringing unrestricted cash to $13.6 million as of April 14, 2020. The increased liquidity enhances the company’s ability to maintain payroll and weather the disruptions caused by the COVID-19 pandemic.

2020 Guidance for Financial Results and Clinic Openings Withdrawn
As announced on March 20, given the uncertainties of the potential impact from the COVID-19 pandemic, the company withdrew 2020 financial and clinic opening guidance. The Company is not providing an update at this time.

Conference Call
The Joint Corp. management will host a conference call at 5 p.m. ET on Thursday, May 7, 2020, to discuss the first quarter 2020 results. The conference call may be accessed by dialing 765-507-2604 or 844-464-3931 and referencing conference code 1889797. A live webcast of the conference call will also be available on the IR section of the company’s website at https://ir.thejoint.com/events. An audio replay will be available two hours after the conclusion of the call through May 14, 2020. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 1889797.

Non-GAAP Financial Information

This release includes a presentation of non-GAAP financial measures. System-wide sales include sales at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the continuing impact of the COVID-19 outbreak on the economy and our operations (including temporary clinic closures, shortened business hours and reduced patient demand), our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, and the other factors described in “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2019, as updated for any material changes described in any subsequently-filed Quarterly Reports on Form 10-Q, as they may be revised or updated in our subsequent filings.  Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, the company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With more than 500 locations nationwide and over 7 million patient visits annually, The Joint is a key leader in the chiropractic industry. Named on Franchise Times “Top 200+ Franchises” and Entrepreneur’s “Franchise 500®” lists, The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

1 System-wide sales include sales at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2 Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$10,712,846	$8,455,989
Restricted cash	256,623	185,888
Accounts receivable, net	1,835,522	2,645,085
Notes receivable, net - current portion	89,004	128,724
Deferred franchise costs - current portion	789,968	765,508
Prepaid expenses and other current assets	1,140,551	1,122,478
Total current assets	14,824,514	13,303,672
Property and equipment, net	8,059,393	6,581,588
Operating lease right-of-use asset	12,430,910	12,486,672
Deferred franchise costs, net of current portion	3,692,387	3,627,225
Intangible assets, net	2,863,172	3,219,791
Goodwill	4,150,461	4,150,461
Deposits and other assets	393,284	336,258
	$46,414,121	$43,705,667

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,946,474	$1,525,838
Accrued expenses	436,512	216,814
Co-op funds liability	256,624	185,889
Payroll liabilities	1,117,086	2,844,107
Operating lease liability - current portion	2,497,097	2,313,109
Finance lease liability - current portion	46,607	24,253
Deferred franchise and regional developer fee revenue - current portion	2,817,069	2,740,954
Deferred revenue from company clinics	3,288,156	3,196,664
Other current liabilities	481,338	518,686
Total current liabilities	12,886,963	13,566,314
Operating lease liability - net of current portion	11,856,766	11,901,040
Finance lease liability - net of current portion	156,227	34,398
Debt under the Credit Agreement	2,000,000
Deferred franchise and regional developer fee revenue, net of current portion	12,508,515	12,366,322
Deferred tax liability	55,457	89,863
Other liabilities	27,229	27,230
Total liabilities	39,491,157	37,985,167
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized, 0 issued and outstanding, as of March 31, 2020 and December 31, 2019	-	-
Common stock, $0.001 par value; 20,000,000 shares authorized, 13,949,772 shares issued and 13,933,759 shares outstanding as of March 31, 2020 and 13,898,694 shares issued and 13,882,932 outstanding as of December 31, 2019	13,950	13,899
Additional paid-in capital	39,846,177	39,454,937
Treasury stock 16,013 shares as of March 31, 2020 and 15,762 shares as of December 31, 2019, at cost	(114,815)	(111,041)
Accumulated deficit	(32,822,448)	(33,637,395)
Total The Joint Corp. stockholders' equity	6,922,864	5,720,400
Non-controlling Interest	100	100
Total equity	6,922,964	5,720,500
Total liabilities and stockholders' equity	$46,414,121	$43,705,667

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenues:
Revenues from company-owned or managed clinics	$7,294,295	$5,639,076
Royalty fees	3,718,230	3,026,815
Franchise fees	512,751	417,073
Advertising fund revenue	1,057,618	891,567
Software fees	645,725	365,236
Regional developer fees	207,642	183,858
Other revenues	208,225	155,751
Total revenues	13,644,486	10,679,376
Cost of revenues:
Franchise cost of revenues	1,417,491	1,117,053
IT cost of revenues	68,664	88,888
Total cost of revenues	1,486,155	1,205,941
Selling and marketing expenses	2,055,289	1,505,988
Depreciation and amortization	654,249	365,678
General and administrative expenses	8,694,250	6,552,904
Total selling, general and administrative expenses	11,403,788	8,424,570
Net loss on disposition or impairment	1,193	105,193
Income from operations	753,350	943,672

Other income (expense):
Bargain purchase gain	-	19,298
Other expense, net	4,337	11,645
Total other (expense) income	(4,337)	7,653

Income before income tax benefit	749,013	951,325

Income tax benefit	(65,934)	(1,319)

Net income and comprehensive income	$814,947	$952,644

Less: income attributable to the non-controlling interest	$-	$-

Net income attributable to The Joint Corp. stockholders	$814,947	$952,644

Earnings per share:
Basic earnings per share	$0.06	$0.07
Diluted earnings per share	$0.06	$0.07

Basic weighted average shares	13,890,673	13,751,196
Diluted weighted average shares	14,483,584	14,256,006

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net income	$814,947	$952,644
Adjustments to reconcile net income to net cash provided by operating activities	856,566	600,919
Changes in operating assets and liabilities	(199,691)	(1,094,052)
Net cash provided by operating activities	1,471,822	459,511
Net cash used in investing activities	(1,221,493)	(1,201,573)
Net cash provided by financing activities	2,077,263	84,601
Net increase (decrease) in cash	$2,327,592	$(657,461)

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
RECONCILIATON FOR GAAP TO NON-GAAP

	Three Months Ended
	March 31,
Non-GAAP Financial Data:	2020	2019
Net income	$814,947	$952,644
Net interest	4,337	11,646
Depreciation and amortization expense	654,249	365,678
Tax benefit	(65,934)	(1,319)
EBITDA	$1,407,599	$1,328,649
Stock compensation expense	250,392	171,771
Bargain purchase gain	-	(19,298)
Net loss on disposition or impairment	1,193	105,193
Adjusted EBITDA	$1,659,184	$1,586,315